UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
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☒	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

BTCS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BTCS Inc.

9466 Georgia Avenue, No. 124

Silver Spring, Maryland 20910

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 9, 2024

To The Stockholders of BTCS Inc.:

We are pleased to invite you to attend our 2024 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held virtually at 10:00 a.m. New York time on July 9, 2024. The Annual Meeting is being held to:

1.	elect five members to BTCS’ Board of Directors.

2.	ratify the appointment of RBSM LLP, our independent registered public accounting firm, for fiscal year 2024.

3.	approve an amendment to the Certificate of Designation of the Series V Preferred Stock to provide the Board of Directors the discretion to convert each share of the Series V Preferred Stock into one share of Common Stock.

4.	approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

5.	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on May 13, 2024, as the record date (the “Record Date”) for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

In accordance with rules of the SEC, instead of mailing printed copies of our proxy materials to each stockholder of record, we are furnishing the proxy materials for the Annual Meeting by providing access to these documents on the Internet. A notice of Internet availability of proxy materials (the “Notice”) is being mailed to our stockholders on or about May 14, 2024. The Notice contains instructions for accessing and reviewing our proxy materials and submitting a proxy over the Internet. Our proxy materials were made available at www.BTCS.vote on the date that we first mailed or delivered the Notice. The Notice also contains instructions on how to request our proxy materials in printed form or by e-mail, at no charge. To participate in the Annual Meeting, you will need the 12-digit control number included on your Notice, proxy card, or voting instruction form. We encourage stockholders to access our proxy materials electronically to reduce our impact on the environment.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to Be Held on July 9, 2024:

The Notice, Proxy Statement and 2023 Annual Report on Form 10-K are available at www.BTCS.vote

This year, our Annual Meeting will be accessible via a live audio conference call. You can attend our Annual Meeting by calling 877-407-3088 (Toll Free) or +1 877-407-3088 (International). To be admitted to the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or Notice you previously received. We believe that a virtual meeting allows us to make participation accessible for stockholders from any geographic location. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 877-804-2062 (Toll Free) or email proxy@equitystock.com.

We appreciate your continued confidence in our Company and look forward to your joining us virtually on July 9, 2024.

By order of the Board of Directors:

/s/ Charles Allen
Charles Allen
Chief Executive Officer

Dated: April 29, 2024

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

866-619-8925

i

BTCS Inc.

9466 Georgia Avenue, No. 124

Silver Spring, Maryland 20910

(202) 430-6576

2024 Annual Meeting Of Stockholders

Proxy Statement

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Why am I receiving these materials?

These proxy materials are being sent to the holders of shares of the common stock (“Common Stock”) and Series V Preferred Stock (“Series V”) of BTCS Inc. (“BTCS” or the “Company”), in connection with the solicitation of proxies by our Board of Directors (our “Board”) for use at the Annual Meeting of Stockholders to be held on July 9, 2024, at 10:00 a.m. New York Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio conference call to enable our stockholders to attend from any location around the world that is convenient to them. You will be able to attend the Annual Meeting by calling 877-407-3088 (Toll Free) or +1 877-407-3088 (International). A notice of Internet availability of proxy materials (the “Notice”) are first being mailed to our stockholders on or about May 14, 2024.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial holders as of May 13, 2024, which is the record date for the Annual Meeting.

Can I attend the Annual Meeting in person?

The Annual Meeting will be held exclusively by phone, with no option to attend in person. If you plan to attend the virtual meeting, you will need to call 877-407-3088 (Toll Free) or +1 877-407-3088 (International) and use your 12-digit control number provided on the proxy card to log into the meeting. We encourage stockholders to call and access the audiocast early, beginning approximately 15 minutes before the Annual Meeting’s 10:00 a.m. start time.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have in accessing the virtual Annual Meeting. If you encounter any difficulties, please call: 877-804-2062 (Toll Free) or email proxy@equitystock.com.

Who is (or is not) Entitled to Vote?

Our Board has fixed the close of business on May 13, 2024 as the record date for a determination of stockholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof. As of the Record Date, BTCS has 15,705,415 shares of Common Stock entitled to notice of, and to vote at, this Annual Meeting. As of the Record Date no shares of preferred stock are entitled to notice or vote on any matter other than Proposal 3 and Proposal 4. As of the Record Date, we have 14,567,829 shares of Series V outstanding which will vote only on Proposal 3 and Proposal 4 as it pertains to Proposal 3.

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What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Equity Stock Transfer, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct that organization on how to vote your shares.

Who May Attend the Virtual Meeting?

Record holders and beneficial owners may attend the Annual Meeting. If you are the beneficial owner of shares held in street name, you should refer to the voting instructions provided by your brokerage firm, bank, or other holder of record. Beneficial owners and record holders may also attend and vote online during the Annual Meeting. We encourage you to vote your proxy prior to the meeting, even if you plan to attend the virtual Annual Meeting.

How Do I Vote?

Record Holder

1. Vote by Internet. The website address for Internet voting is www.BTCS.vote. The deadline for Internet voting is 7:00 p.m. New York Time, on July 8, 2024.

2. Vote by E-mail. Mark, date, sign and email the enclosed proxy card to proxy@equitystock.com Attention: Shareholder Services.

3. Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card to Equity Stock Transfer, 237 W 37th, Street, Suite 602, New York, New York 10018, Attention: Shareholder Services.

4. Vote By Fax. Mark, date, sign and fax the enclosed proxy card to 347-584-3644, Attention: Shareholder Services.

5. Vote during the meeting. Follow instructions provided to you during the Annual Meeting.

Beneficial Owner (Holding Shares in Street Name)

Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Equity Stock Transfer, at proxy@equitystock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by Equity Stock Transfer no later than 5:00 p.m. New York Time, on July 9, 2024. You will then receive a confirmation of your registration, with a control number, by email from Equity Stock Transfer. At the time of the meeting, access the live audio conference call at 1-877-407-3088 and present your unique 12-digit control number.

1. Vote by Internet. The website address for Internet voting is on your vote instruction form.

2. Vote by phone. Call 1-877-407-3088 and follow the instructions.

3. Vote by mail. Mark, date, sign and mail promptly the enclosed vote instruction form (a postage-paid envelope is provided for mailing in the United States).

4. Vote during the meeting. Follow instructions provided to you during the Annual Meeting.

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What Constitutes a Quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are present in person or represented by proxy. Shares owned by BTCS, if any, are not considered outstanding or considered to be present at the Annual Meeting. Broker non-votes (because there are routine matters presented at the Annual Meeting) and abstentions are counted as present for the purpose of determining the existence of a quorum.

What happens if BTCS is unable to obtain a Quorum?

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of proxies.

What happens if I do not give specific voting instructions?

Record Holder. If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or you sign, date and return a proxy card without giving specific voting instructions, then your shares will be voted in accordance with the Board’s recommendations.

Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote your shares on that proposal. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered votes cast. Thus, other than Proposal 3, broker non-votes will not affect the outcome of any matter being voted on at the meeting.

Which Proposals are Considered “Routine” or “Non-Routine”?

Proposal 2 is considered routine. Proposals 1, 3, and 4 are considered non-routine. A broker or other nominee cannot vote without instructions on non-routine matters.

How are abstentions treated?

Abstentions have no effect on any of the Proposals except for Proposals 2 and 3.

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How Many Votes are Needed for Each Proposal to Pass and What is the Effect of a Broker Non-Vote and Abstention?

Proposals	Vote Required	Are Broker Discretionary Votes Allowed?	Effect of Abstentions (1)

Election of Directors	Plurality, which means that the five nominees receiving the highest number of “For” votes by Common Stock holders will be elected.	No	No effect

Ratification of Independent Registered Public Accounting Firm	Affirmative vote of the majority of the votes cast by Common Stock holders.	Yes	Vote Against

Approval of an Amendment to the Certificate of Designation of the Series V Preferred Stock	Affirmative vote of a majority of the outstanding shares of Common Stock and Series V Preferred outstanding, voting separately as an individual class of shares.	No	Vote Against

Adjournment of the Annual Meeting	Affirmative vote of the majority of the votes cast by each of the Common Stock holders and Series V Preferred holders.	No	No effect

(1)	“Withhold” for Proposal 1.

What Are the Voting Procedures?

You may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

Record Holder. You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Corporate Secretary of BTCS, by delivering a proxy card dated after the date of the proxy or by voting during the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: BTCS Inc., 9466 Georgia Avenue, No. 124, Silver Spring, Maryland 20910, Attention: Corporate Secretary.

Beneficial Owners. If you are the beneficial owner of shares held in street name, you must follow the instructions provided by your broker, bank, or other holder of record for changing or revoking your proxy. Beneficial owners, other than plan participants as outlined below, may also attend and vote online during the Annual Meeting, which will replace any previous votes.

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Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by BTCS. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

We have also retained Alliance Advisors LLC to assist in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Alliance Advisors LLC will receive a base fee of $10,000, plus approved and reasonable out-of-pocket expenses and additional processing fees for any call campaigns, for its services to us for the solicitation of the proxies. We have also agreed to indemnify Alliance Advisors LLC against certain claims. If you have any questions or require any assistance in voting your shares, please call: 866-619-8925.

What Happens if Additional Matters are Presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you submit a signed proxy card, the persons named as proxy holders, Messrs. Charles Allen and Michal Handerhan, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold BTCS stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary at: BTCS Inc., 9466 Georgia Avenue, No. 124, Silver Spring, Maryland 20910.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to BTCS stockholders with any of the proposals brought before the Annual Meeting.

Interest of Officers and Directors in Matters to Be Acted Upon

Except in the election of directors, none of the officers or directors have any interest in any of the matters to be acted upon at the Annual Meeting. With respect to the Series V conversion, if the Series V was to be converted as of the Record Date, our directors and officers as a group would own approximately 0.07% less of the Company post conversion.

	Common		Series V		If converted at Record Date
	Shares	%	Shares	%	Shares	%
Public Holders	10,451,448	66.55%	9,713,523	66.68%	20,164,971	66.61%
Officers and Directors	5,253,967	33.45%	4,854,306	33.32%	10,108,273	33.39%
Total	15,705,415	100.00%	14,567,829	100.00%	30,273,244	100.00%

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Can a Stockholder Present a Proposal To Be Considered At the Next Annual Meeting?

If you wish to submit a proposal to be considered at the 2025 Annual Meeting (the “Next Annual Meeting”), the following is required:

For a shareholder proposal to be considered for inclusion in BTCS’ Proxy Statement and proxy card for the Next Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) our Corporate Secretary must receive the written proposal no later than January 14, 2025, which is 120 calendar days prior to the one year anniversary date BTCS’ Proxy Statement was mailed to stockholders in connection with this Annual Meeting. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored materials.

Our Bylaws include advance notice provisions that require stockholders desiring to recommend or nominate individuals to the Board or who wish to present a proposal at the Next Annual Meeting must do so in accordance with the terms of the advance notice provisions. For a stockholder proposal or a nomination that is not intended to be included in BTCS’ Proxy Statement and proxy card under Rule 14a-8, our Corporate Secretary must receive the written proposal no later than 60 calendar days nor more than 90 calendar days prior to the first anniversary of this year’s Annual Meeting; Provided, however, that in the event that the Next Annual Meeting is changed more than 30 days before or after such anniversary date, the proposal must be received no earlier than the close of business on the 90th day prior to the Next Annual Meeting and not later than the 90th date prior to the Next Annual Meeting or, in the event public announcement of the date of the Next Annual Meeting is first made by the Company fewer than 70 days prior to the date of the Next Annual Meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Additionally, you must be a record holder at the time you deliver your notice to the Corporate Secretary and are entitled to vote at the Next Annual Meeting and meet the ownership requirements contained in our Bylaws, if any.

A nomination or other proposal will be disregarded if it does not comply with the above procedures. All proposals and nominations should be sent to BTCS Inc. 9466 Georgia Avenue, No. 124, Silver Spring, Maryland 20910, Attention: Corporate Secretary. We reserve the right to amend our Bylaws and any change will apply to the Next Annual Meeting unless otherwise specified in the amendment.

Your Vote Is Important

Please vote your proxy promptly so your shares can be represented, even if you plan to attend the virtual Annual Meeting. You can vote by Internet, by telephone, or by using the enclosed proxy card.

Our proxy tabulator, Equity Stock Transfer, must receive any proxy that will not be voted at the Annual Meeting by 11:59 p.m. New York Time on July 8, 2024.

The Board unanimously recommends that stockholders vote “For” each of the Proposals.

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PROPOSAL 1. ELECTION OF DIRECTORS

We currently have five members of our Board, all whose terms will expire at this Annual Meeting. The Board proposes and recommends the election of the following nominees as directors:

Charles Allen

Michal Handerhan

Charles Lee

Melanie Pump

Ashley DeSimone

All of the nominees listed above are currently directors of BTCS, have been nominated for election at the Annual Meeting, and have agreed to serve if elected. The five persons who receive the most votes cast will be elected and will serve as directors until the next Annual Meeting. If a nominee becomes unavailable for election before this Annual Meeting, the Board can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card. Furthermore, we may appoint additional persons to our Board before the Annual Meeting. The principal occupation and certain other information about the nominees and our executive officers are set forth below in this proxy statement.

The Board recommends a vote “For” the election of the nominated slate of directors.

DIRECTORS AND EXECUTIVE OFFICERS

The following table represents our Board as of the Record Date (all of which are Board nominees):

Name	Age	Appointed
Charles Allen	48	February 5, 2014
Michal Handerhan	47	February 5, 2014
Charles Lee	47	April 1, 2021
Melanie Pump	47	October 1, 2022
Ashley DeSimone	47	April 15, 2024

Nominee Biographies

Charles W. Allen, has served as our Chief Executive Officer and as our Chairman of the Board since September 11, 2014. Mr. Allen also previously served as our Chief Financial Officer. Mr. Allen is responsible for our overall corporate strategy and direction. Since July 2023, Mr. Allen has served as a director of 60 Degrees Pharmaceuticals, Inc. (NASDAQ: SXTP), a pharmaceutical company. Additionally, since December 2022, Mr. Allen has served as a director of Innovation1 Biotech, Inc. (OTC: IVBT), a former drug discovery company. Mr. Allen has extensive experience in business strategy and structuring and executing a variety of investment banking and capital markets transactions, including financings, IPO’s and mergers and acquisitions. Prior to his work in the blockchain industry, he worked domestically and internationally on projects in technology, media, natural resources, logistics, medical services, and financial services. He has served as a Managing Director at numerous boutique investment banks focused on advising and raising capital for small and mid-size companies. Mr. Allen received a B.S. in Mechanical Engineering from Lehigh University and a M.B.A. from the Mason School of Business at the College of William & Mary.

Mr. Allen was selected to be on the Board because of his background and leadership experiences in the cryptocurrency industry qualify him to serve on the Board.

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Michal Handerhan, has served as our Chief Operating Officer since February 5, 2014 and was appointed as our Secretary on March 11, 2014. Mr. Handerhan served as our Chairman of the Board from February 5, 2014 to September 11, 2014 and was a co-founder of BitcoinShop.us LLC. Mr. Handerhan supports both our business and development strategy across the management team. From February 2011 through February 2014, Mr. Handerhan served as an independent IT and web services consultant to the National Aeronautics and Space Administration (“NASA”). From October 2005 until February 2014, Mr. Handerhan was the President and Chief Executive Officer of Meesha Media Group, LLC which provided high-definition video production services, Web 2.0 development, database management, and social media solutions. From March 2002 through October 2006, Mr. Handerhan served as a team leader for NASA in their Peer Review Services group. Prior to working at NASA’s Peer Review Services group Mr. Handerhan served as the web developer for Folio Investments. Mr. Handerhan received a B.S. in Computer Science from Czech Technical University.

Mr. Handerhan was selected to be on the Board because of his extensive experience in technology.

Charles Lee, has served as an independent Director since April 1, 2021. Mr. Lee is the creator of Litecoin and a Director of the Litecoin Foundation. Mr. Lee attended The Massachusetts Institute of Technology where he graduated in 2000 with a Bachelors and Masters degree in Electrical Engineering and Computer Science. Prior to creating Litecoin, Mr. Lee was a Software Engineer at Google. In 2011, Mr. Lee created Litecoin in an effort to improve upon Bitcoin’s high fees, slower transaction times, and scalability issues. Mr. Lee went on to work for Coinbase where he became Director of Engineering before leaving the company in 2017 to focus on supporting the development of Litecoin full time.

Mr. Lee was selected to be on the Board because of his experience in the blockchain industry.

Melanie Pump, has served as an independent Director since October 1, 2022. Since March 2022, Ms. Pump has been the Chief Financial Officer of Polymath Research Inc., a software development company. From August 2021 until June 2022, Ms. Pump was the Chief Financial Officer of Brane Inc., a software development company. From September 2020 until August 2021, Ms. Pump was the Chief Financial Officer of Codix Management Inc., a management support company. From April 2018 until June 2020, Ms. Pump was the Chief Financial Officer of Incognito Software Systems, Inc., a software solutions company. Ms. Pump serves on the board of directors of Mobio Technologies Inc., a company that invests primarily in technology startups. Ms. Pump is a Chartered Professional Accountant licensed in British Columbia, Canada.

Ms. Pump was selected to be on the Board because of her financial reporting experience.

Ashley DeSimone, has served as an independent Director since April 15, 2024. Ms. DeSimone is a strategy and communications executive with extensive experience in the U.S. capital markets, investor and public relations, marketing, and business development. She is the Chief Marketing Officer of Clear Street, a diversified financial services firm. From 2004 until 2013, and then from 2020 until 2024, Ms. DeSimone was a Partner at ICR, one of the largest strategic communications and capital markets advisories, where she spent 15 years creating and leading strategies for pre-public and public companies across TMT and consumer sectors. From 2016 until 2020, Ms. DeSimone was a Partner at TSG Entertainment Finance, where she executed select investments including into a leading fan-platform in the ticketing space, and managed and marketed content-focused funds related to 20th Century Fox IP. In her IP-related investments, Ms. DeSimone garnered Tony-voting status in The Broadway League. Ms. DeSimone’s professional background is rooted in Wall Street, where she began her career as a sell-side equity analyst covering the Media, Advertising, & Marketing Services sectors.

Ms. DeSimone was selected to be on the Board because of her executive leadership and capital markets experience.

Executive Officers

Name	Age	Position	Appointed
Charles Allen	48	Chief Executive Officer	February 5, 2014
Michal Handerhan	47	Chief Operating Officer and Corporate Secretary	February 5, 2014
Michael Prevoznik	34	Chief Financial Officer	December 1, 2021
Manish Paranjape	51	Chief Technology Officer	February 22, 2022

See above for the biographies of Charles Allen and Michael Handerhan.

Michael Prevoznik, has been the Company’s Chief Financial Officer since December 2021. Prior to that, Mr. Prevoznik worked for PricewaterhouseCoopers LLP for over nine years specializing in investment company audits for leading asset managers in the financial services industry. Mr. Prevoznik is a Certified Public Accountant licensed in the state of Pennsylvania. Mr. Prevoznik received a B.S. in Business Administration as well as a Master of Accountancy from the Grossman School of Business at the University of Vermont.

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Manish Paranjape, has been the Company’s Chief Technology Officer since February 2022. From January 2019 until February 2022, Mr. Paranjape was the Vice President of Technology and Research at Corra, a global digital agency. Prior to that, beginning in July 2013, Mr. Paranjape was the Director of Technology (U.S.) at Corra.

There are no family relationships between any of the executive officers and directors.

CORPORATE GOVERNANCE

Board Responsibilities

The Board oversees, counsels, and directs management in the long-term interest of BTCS and its stockholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of BTCS. The Board is not, however, involved in the operating details on a day-to-day basis. Our Bylaws require that each director is elected and holds office until his or her successor is elected.

Board Committees and Charters

The Board and its committees meet and act by written consent from time to time as appropriate. The Board has formed the following standing committees: (i) the Audit Committee, (ii) the Compensation Committee, and (iii) Nominating and Corporate Governance Committee (the “Nominating Committee”). These committees regularly report on their activities and actions to the Board.

Each of our Audit, Compensation, and the Nominating Committees has a written charter. Each of these committee charters is available through the “Investors” section on our website, which can be found at https://www.btcs.com/governance. The information on, or that can be accessed through, our website is not incorporated into this Proxy Statement.

The following table identifies the independent and non-independent current Board and Committee members.

Name	Independent	Audit	Compensation	Nominating and Corporate Governance

Charles Allen
Michal Handerhan
Charles Lee	×	×	×	×
Melanie Pump	×	Chair	Chair	×
Ashley DeSimone	×	×	×	Chair
Number of Meetings		4	2	1

There were five Board meetings held in 2023. All of the directors then serving on the Board attended over 75% of the applicable Board and Committee meetings held in 2023. The Company does not have a policy regarding Board members attending annual meetings.

Director Independence

Our Board has determined that Charles Lee, Melanie Pump and Ashley DeSimone are independent in accordance with standards under the rules of The NASDAQ Stock Market LLC (“Nasdaq”). Our Board determined that as a result of being employed as an executive officer, Charles Allen and Michal Handerhan were not independent under the listing standards of Nasdaq.

Our Board has also determined that Charles Lee, Melanie Pump and Ashley DeSimone are independent under the listing standards of Nasdaq for Audit Committee members and Compensation Committee members.

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Audit Committee

The Audit Committee’s primary role is to review our accounting policies and financial reporting and disclosure processes and any issues which may arise in the course of the audit of our financial statements. The Audit Committee selects our independent registered public accounting firm, approves all audit and non-audit services, and reviews the independence of our independent registered public accounting firm, and reviews the Company’s annual and quarterly financial statements and related disclosure with our independent registered public accounting firm and management. The Audit Committee also reviews the audit and non-audit fees of the auditors. Our Audit Committee is also responsible for certain corporate governance and legal compliance matters including internal and disclosure controls and compliance with the Sarbanes-Oxley Act of 2002.

In addition, the Audit Committee annually (i) reviews the Company’s financial reporting practices, critical accounting policies, and estimates; (ii) reviews significant financial risks and exposures and assesses the steps management has taken to monitor such risks and exposures; (iii) reviews issues regarding the Company’s accounting principles, including any significant changes in the Company’s selection or application of accounting principles, and the Company’s financial statement presentation; (iv) reviews issues as to the adequacy of the Company’s internal controls and compliance with applicable laws and regulations; and (v) reviews management’s attitude toward, and effectiveness in establishing, internal controls, and the efficiency of the process used to establish, monitor, and evaluate internal control systems.

The Board has determined that Melanie Pump is qualified as an Audit Committee Financial Expert, as that term is defined by Item 407(d)(5)(ii) of Regulation S-K and in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The function of the Compensation Committee is to determine the compensation of our executive officers. The Compensation Committee has the power to set performance targets for determining periodic bonuses payable to executive officers and may review and make recommendations with respect to stockholder proposals related to compensation matters. Additionally, the Compensation Committee is responsible for administering our equity compensation plans.

The Compensation Committee may delegate any or all of its duties or responsibilities to a subcommittee, to the extent consistent with the Company’s Bylaws, applicable laws and the listing standards of Nasdaq.

Nominating and Corporate Governance Committee

The responsibilities of the Nominating Committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establish procedures for the nomination process including procedures and the oversight of the evaluations of the Board and management. The Nominating Committee is committed to a policy of inclusiveness and seeks members with diverse backgrounds, an understanding of our business and a reputation for integrity. The Nominating Committee also monitors and enforces the Company’s related party transaction policy.

The Nominating Committee recommended that the Board nominate each of the incumbent directors for election at the Annual Meeting. The Nominating Committee has not established a policy with regard to the consideration of any candidates recommended by shareholders. If we receive any shareholder recommended nominations, the Nominating Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith.

Insider Trading Arrangements and Policies

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted our Insider Trading Compliance Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Compliance Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

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Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members, as well as a particular nominee’s contribution to that mix. Although there are many other factors, the Board seeks individuals with experience in the virtual currency industry and capital markets and accounting experience.

In accordance with Nasdaq’s Board Diversity Rule, the Company has posted its Board Diversity Matrix on its corporate website. Investors may review the 2022 and 2023 Board Diversity Matrix at https://www.btcs.com/governance/#board_diversity_matrix.

The Company meets the Nasdaq Board Diversity Rule because Melanie Pump and Ashley DeSimone are females and Charles Lee is Asian.

2024 Board Diversity Matrix
Total Number of Directors	5
	Female	Male
Part 1: Gender Identity
Directors	2	3
Part 2: Demographic Background
White	2	1
Asian		1
Two or More Races or Ethnicities		1

Board Leadership Structure and Role of Board in Risk Oversight

Our Board has determined that its current structure, with combined Chairman and Chief Executive Officer roles, is in the best interests of BTCS and its stockholders at this time. Several factors support the leadership structure chosen by the Board, including, among others:

●	The Chief Executive Officer is intimately involved in the day-to-day operations of BTCS and is best positioned to elevate the most critical business issues for consideration by the Board.

●	The Board believes that having the Chief Executive Officer serve in both capacities allows him to more effectively execute BTCS’ strategic initiatives and business plans and confront its challenges. A combined Chairman and Chief Executive Officer structure provides us with decisive and effective leadership with clearer accountability to our stockholders.

Our risk management function is overseen by our Board. Our management keeps the Board apprised of material risks and provides directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Charles Allen, as our Chief Executive Officer and Chairman of the Board, works closely together with the Board and its independent directors, on how to best address identified risks. If the identified risk poses an actual or potential conflict with management, our independent director may conduct the assessment. Presently, the primary risks affecting us are: (i) the regulatory environment in which we operate, (ii) our ability to execute on our business model, (iii) the price of our crypto assets decreasing, and (iv) the security of our crypto assets (including cybersecurity). Management spends a significant amount of time analyzing potential strategies and any opportunities which may limit our exposure to a material decrease in the price of our crypto assets. Management reports their findings to the Board on a quarterly basis (or more frequently when appropriate).

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Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to our directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistleblowing or the prompt reporting of illegal or unethical behavior. We will provide a copy, without charge, to anyone that requests a copy of our Code of Ethics in writing by contacting BTCS Inc., 9466 Georgia Avenue, No. 124, Silver Spring, Maryland 20910, Attention: Corporate Secretary.

Hedging

Under the Company’s Insider Trading Policy, all officers, directors and certain identified employees are prohibited from engaging in hedging transactions.

Clawback Policy

Additionally, our Board has adopted a clawback policy in accordance with the rules of the Nasdaq Stock Exchange, to recoup “excess” incentive compensation, if any, earned by current and former executive officers during a three year look back period in the event of a financial restatement due to material noncompliance with any financial reporting requirement under the securities laws (with no fault required).

Communication with our Board of Directors

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at BTCS Inc., 9466 Georgia Avenue, No. 124, Silver Spring, Maryland 20910, Attention: Corporate Secretary. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Related Person Transactions

None.

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PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2024

Our Board has appointed RBSM LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. RBSM LLP has been BTCS’ independent registered public accounting firm since 2016. Selection of BTCS independent registered public accounting firm is not required to be submitted to a vote of the stockholders of BTCS for ratification. However, BTCS is submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of BTCS and its stockholders. If the appointment is not ratified, the Board will consider its options.

A representative of RBSM LLP is expected to be present at the Annual Meeting.

The Board recommends a vote “For” this Proposal No. 2

Our Audit Committee currently consists of Melanie Pump, Ashley DeSimone and Charles Lee. The Audit Committee reviews BTCS’ financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Audit Committee has met and held discussions with management and RBSM LLP. The Company’s management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the financial statements with management and RBSM LLP. The Audit Committee reviewed with RBSM LLP its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board, which we refer to as the “PCAOB.”

Audit Committee Report

The Audit Committee has:

●	reviewed and discussed the audited financial statements with management;

●	met privately with the independent registered public accounting firm and discussed matters required by the PCAOB;

●	received the written disclosures and the letter from the independent registered public accounting firm, as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us; and

●	in reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC.

This report is submitted by the Audit Committee:

Melanie Pump, Chairperson

Ashley DeSimone

Charles Lee

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The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that BTCS files with the SEC.

It is not the duty of the Audit Committee to determine that BTCS’ financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and BTCS’ independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of BTCS independent registered public accounting firm with respect to such financial statements.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services performed by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Under our policy, pre-approval is generally provided for particular services or categories of services, including planned services, project-based services and routine consultations. In addition, the Board may also pre-approve particular services on a case-by-case basis. Our Board approved all services that our independent accountants provided to us in the past two fiscal years.

Fees incurred by BTCS for the Services Provided by RBSM LLP, our Principal Accountants

The following table sets forth the aggregate fees paid for or accrued by BTCS for audit and other services provided by RBSM LLP for the years ended December 31, 2023 and 2022:

	2023 ($)	2022 ($)
Audit Fees (1)	155,000	87,500
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	155,000	87,500

(1)	Audit fees – these fees relate to the annual audits and quarterly reviews of our financial statements and registration statements as well as services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

The Board recommends a vote “For” this Proposal No. 2.

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PROPOSAL 3. APPROVAL OF AN AMENDMENT TO

THE CERTIFICATE OF DESIGNATION TO

THE SERIES V PREFERRED STOCK

The Board approved and deemed it advisable to amend the Certificate of Designation for the Series V Preferred Stock (“Series V Certificate of Designation”) and is asking the Company’s stockholders to approve the amendment in accordance with Nevada law and Nasdaq Rule 5635(d). The description in this Proxy Statement of the proposed amendment to the Series V Certificate of Designation is qualified in its entirety by reference to, and should be read in conjunction with, the actual text of the amendment as set forth in Annex A. The Board reserves the right to elect to abandon the filing of the amendment if it determines, in its sole discretion, that the automatic conversion is no longer in the best interests of the Company and its shareholders.

As of the Record Date, there were 15,705,415 shares of Common Stock outstanding and 14,567,829 shares of Series V Preferred Stock outstanding. The proposed amendment to the Series V Certificate of Designation provides that each share of Series V Preferred Stock would automatically convert into one share of Common Stock at the Board’s discretion. Thus, because the conversion of the Series V Preferred Stock would result in an issuance of Common Stock equaling approximately 93% of the voting power outstanding, Nasdaq requires that our common stockholders approve the potential issuance. Pursuant to Nasdaq Rule 5635(d), transactions other than public offerings that involve the issuance, or potential issuance, of common stock equal to 20% or more of the Common Stock or voting power outstanding before the issuance require stockholder approval.

Current Series V Preferred Stock Rights and Preferences

The following description is a summary of the material terms of our Series V Preferred Stock as currently in effect. This summary is subject to, and qualified in its entirety by, the rights, preferences, powers, and privileges of the Series V Preferred Stock, set forth in the Amended Series V Certificate of Designation, which was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 19, 2023, and is attached as Annex B to this Proxy Statement.

On January 27, 2023, the Board approved the issuance of a newly designated Series V Preferred Stock (“Series V”) and a certificate of designation was filed with the Secretary of State of Nevada designating 19.5 million Series V shares on January 30, 2023. On January 31, 2023, the Board declared a dividend payable in shares of its newly declared Series V at a ratio of 1:1, meaning one share of Series V was issued for every one share of Common Stock held by stockholders of such shares as of the record date set by the Board. On April 14, 2023, a Certificate of Amendment to the Series V Certificate of Designation was filed with the Secretary of State of Nevada. The amendment (i) eliminated the conversion option of the Series V; (ii) granted a 20% liquidation preference over the Common Stock; (iii) granted dividend eligibility, at the discretion of the Board; (iv) made the Series V perpetual in duration; and (v) eliminated the right to convert into Common Stock. The distribution of Series V shares was approved and completed on June 2, 2023, to shareholders as of May 12, 2023.

Thus, pursuant to the Amended Series V Certificate of Designation, shares of Series V (i) rank senior to Common Stock, but junior to all existing and future indebtedness; (ii) subject to corresponding adjustments as the Common Stock in the event the Company splits or combines its Common Stock; (iii) are entitled to receive cash out of the assets of the Company in the event of a liquidation event before any junior stock in an amount equal to 120% of the amount per share each Series V holder would receive if the holder converted each Series V share into one share of Common Stock immediately prior to the date of payment; (iv) are entitled to dividends and/or distributions in the discretion of the Board up to a maximum of 20% per annum; and (v) have no voting rights.

The Series V shares were approved to begin trading on Upstream, a trading app for digital securities and NFTs on June 29, 2023. However, effective November 1, 2023, Upstream suspended the ability for U.S. individuals to engage in securities trading activities due to the current U.S. regulatory landscape. As a result, U.S. holders of Series V shares became ineligible to transfer their shares to Upstream or engage in any securities trading activities with the Series V shares.

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Purpose and Effect of the Proposal to Amend the Series V Preferred Stock

The Company and Board believe it is in the Company’s best interests to amend the Series V Preferred Stock Certificate of Designation to grant the Board the discretion to automatically convert each share of Series V into one share of the Company’s Common Stock to allow United States and foreign Series V holders the ability to trade in the Company’s shares.

Further, the Company believes the existing capital structure and the rights and preferences of the Series V shares may have a negative impact and perception by Series V holders who also hold shares of the Company’s Common Stock. The Company believes that granting the Board the option to automatically convert the Series V into Common Stock will simplify the Company’s capital structure and provide liquidity to its stakeholders if it is unable to attain liquidity for the Series V shares in alternative markets.

If this proposal is approved and the amendment is filed, should the Board decide to convert the Series V, all shares of the Series V would cease trading on Upstream and all shares of Series V would convert into one share of Common Stock. The shares of preferred stock previously designated as Series V will return to the status of authorized and undesignated shares of preferred stock under our Articles of Incorporation, as amended. The Board may designate those shares as a new series of preferred stock for issuance in the future, but the Board has no current plans to do so.

Material Federal U.S. Income Tax Consequences

If this Proposal 3 is approved, any future conversion of Series V Preferred Stock for Common Stock may be a taxable event (1) to the extent of the cumulative differences in the shares at the time of the exchange, including, but not limited to (a) the value of accumulated, undeclared and unpaid dividends, if any, on the preferred shares; and (b) the amount, if any, by which the fair market value or liquidation preference, whichever is greater, of the Common Stock received in the exchange exceeds the issue price of the preferred stock surrendered; and (2) as otherwise provided under the provisions of Sections 301 and 305 of the Internal Revenue Code.  THIS DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE CONVERSION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO.  THE COMPANY STRONGLY ENCOURAGES SHAREHOLDERS TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE CONVERSION IN LIGHT OF THEIR SPECIFIC CIRCUMSTANCES.

Vote Required

The adoption of this proposal to amend the Series V Certificate of Designation requires the affirmative vote of a majority of vote of each of the outstanding shares of Common Stock and Series V, voting as a separate class at the Annual Meeting is required to decide such matter.

Recommendation of the Board of Directors

Our Board has determined that the approval of Proposal 3 is advisable and in the best interest of the Company and our shareholders. The Board unanimously recommends that the shareholders vote “FOR” this Proposal— Approval of an Amendment to the Certificate of Designation to the Series V Preferred Stock.

The Board recommends a vote “For” this Proposal No. 3.

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PROPOSAL 4. ADJOURNMENT

General

The Company is asking its stockholders to approve, if necessary, a proposal to adjourn the Annual Meeting to a later date and time to solicit additional proxies in favor of one or more proposals submitted to a vote by the stockholders at the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

The Board recommends a vote “For” this Proposal No. 4.

EXECUTIVE COMPENSATION

The following information is related to the compensation paid, distributed or accrued by us to those persons serving as our Chief Executive Officer (principal executive officer) during 2023, and our two most highly compensated executive officers other than the Chief Executive Officer whose total compensation exceeded $100,000. We refer to these persons as the “Named Executive Officers” or “NEOs”.

2023 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)(1)(2)(3)	Option Awards ($)(f)(1)	All Other Compensation ($)(i)(3)	Total ($)(j)

Charles Allen	2023	411,419	-	354,849	-	38,055	804,323
Chief Executive Officer	2022	368,702	-	2,337,367	-	38,055	2,744,124

Michal Handerhan	2023	287,375	15,000	136,164	-	33,176	471,715
Chief Operations Officer	2022	250,000	10,000	1,501,223	-	33,176	1,794,399

Michael Prevoznik	2023	235,125	-	117,149	-	32,500	384,774
Chief Financial Officer	2022	204,167	-	584,922	-	32,500	821,589

(1)	Amounts reported represent the aggregate grant date fair value of awards granted without regards to forfeitures granted to the Named Executive Officers, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the Named Executive Officers.

(2)	The stock awards (for 2023) relate to: (i) 217,699 restricted stock shares issued to Mr. Allen, (ii) 83,536 restricted stock shares issued to Mr. Handerhan, and (iii) 62,208 restricted stock shares issued to Mr. Prevoznik.

(3)	All Other Compensation (for 2023) includes for,

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a.	Mr. Allen relates to: (i) $20,500 of discretionary matching of employee contributions to the Company sponsored 401(k) plan made by the Company in 2023 related to 2022 contributions, and (ii) insurance premiums paid by the Company on the employee’s behalf.

b.	Mr. Handerhan relates to: (i) $20,500 of discretionary matching of employee contributions to the Company sponsored 401(k) plan made by the Company in 2023 related to 2022 contributions, and (ii) insurance premiums paid by the Company on the employee’s behalf.

c.	Mr. Prevoznik relates to: $20,500 of discretionary matching of employee contributions to the Company sponsored 401(k) plan made by the Company in 2023 related to 2022 contributions.

d.	for each Named Executive Officer $1,000 per month in connection with office space, telephone and internet expense allowances.

Employment Arrangements with Named Executive Officers

Charles Allen

On June 22, 2017, the Company entered into an employment agreement with Charles Allen (the “Allen Employment Agreement”), whereby Mr. Allen agreed to serve as our Chief Executive Officer and Chief Financial Officer for a period of two years, subject to renewal, in consideration for an annual base salary of $245,000, which shall be increased annually by 4.5% (an “Annual Increase”). Additionally, under the terms of the Allen Employment Agreement, Mr. Allen shall be eligible for an annual bonus if we meet certain criteria, as established by the Board. Mr. Allen shall be entitled to participate in all benefits plans we provide to our senior executives. We shall reimburse Mr. Allen for all reasonable expenses incurred in the course of his employment. The Company shall pay Mr. Allen $500 per month to cover telephone and internet expenses. If the Company does not provide office space to Mr. Allen the Company will pay him an additional $500 per month to cover expenses in connection with their office space needs.

On February 6, 2019, the Company amended the Allen Employment Agreement whereby the annual base salary was increased to $345,000 per year effective January 1, 2019, all other terms of the Allen Employment Agreement remained unchanged including the Annual Increase. As a result of the Annual Increase to combat inflation Mr. Allen’s annual base salary should have been $393,702 for 2022; however, on June 24, 2022, as a part of the Company’s cost-cutting measures, Mr. Allen agreed to voluntarily forfeit $25,000 of his annual base salary for 2022, this reduction did not alter or amend the Allen Employment Agreement, or any calculations based on such agreement. Mr. Allen’s base salary for 2023 is $411,419 after giving effect to the Annual Increase. Mr. Allen’s base salary for 2024 is $429,933 after giving effect to the Annual Increase.

Michal Handerhan

On June 22, 2017, the Company entered into an employment agreement with Michal Handerhan (the “Handerhan Employment Agreement”), whereby Mr. Handerhan agreed to serve as our Chief Operating Officer and Secretary for a period of two years, subject to renewal, in consideration for an annual base salary of $190,000, which shall be increased by the Annual Increase. Additionally, under the terms of the Handerhan Employment Agreement, Mr. Handerhan shall be eligible for an annual bonus if we meet certain criteria, as established by the Board. Mr. Handerhan shall be entitled to participate in all benefits plans we provide to our senior executives. We shall reimburse Mr. Handerhan for all reasonable expenses incurred in the course of his employment. The Company shall pay Mr. Handerhan $500 per month to cover telephone and internet expenses. If the Company does not provide office space to Mr. Handerhan the Company will pay him an additional $500 per month to cover expenses in connection with their office space needs.

On February 6, 2019, the Company amended the Handerhan Employment Agreement whereby the annual salary was increased to $215,000 per year effective on January 1, 2019, all other terms of the Handerhan Employment Agreement remained unchanged including the Annual Increase. For the year ended December 31, 2020, Mr. Handerhan’s annual base salary was $224,675.

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On January 19, 2022, the Board approved a salary increase for Michael Handerhan effective January 1, 2022, all other terms of the Handerhan Employment Agreement remained unchanged including the Annual Increase. As a result of the increase Mr. Handerhan’s annual base salary should have been $275,000, for 2022; however, on June 24, 2022, as a part of the Company’s cost-cutting measures, Mr. Handerhan agreed to voluntarily forfeit $25,000 of his annual base salary for 2022, this reduction did not alter or amend the Handerhan Employment Agreement, or any calculations based on such agreement. Mr. Handerhan’s base salary for 2023 is $287,375 after giving effect to the Annual Increase. Mr. Handerhan’s base salary for 2024 is $300,307 after giving effect to the Annual Increase.

Michael Prevoznik

On November 30, 2021, the Company (under an offer letter) agreed to pay Mr. Prevoznik a salary of $175,000 per year. Additionally, Mr. Prevoznik will be eligible for a performance bonus in an amount and with milestones to be determined by the Board and the Compensation Committee with the target bonus being one half to two times his then base salary. Mr. Prevoznik shall be entitled to participate in all benefits plans we provide to our senior executives. We shall reimburse Mr. Prevoznik for all reasonable expenses incurred in the course of his employment. The Company shall pay Mr. Prevoznik $500 per month to cover telephone and internet expenses. If the Company does not provide office space to Mr. Prevoznik the Company will pay him an additional $500 per month to cover expenses in connection with their office space needs. Additionally, the Company granted Mr. Prevoznik 29,363 RSUs. These RSUs were to vest (or have vested) as follows: (i) one fifth on December 1, 2022 and (ii) the remaining in 48 equal monthly increments, with each vesting tranche being subject to continued employment on such applicable vesting date. In December 2022, the Board amended the unvested RSUs to make the RSUs vest annually on a calendar year basis.

On June 1, 2022, the Board increased Mr. Prevoznik’s annual base salary to $225,000. On December 9, 2022, the Board approved applying the Annual Increase to Mr. Prevoznik’s annual base salary for 2023. Mr. Prevoznik’s base salary for 2023 is $235,125 after giving effect to the Annual Increase. Additionally, on December 29, 2023, the Board approved applying the Annual Increase to Mr. Prevoznik’s annual base salary for 2024. Mr. Prevoznik’s base salary for 2024 is $245,706 after giving effect to the Annual Increase.

Annual Performance Payout

On December 29, 2023, the Board approved a management annual performance payout plan in the aggregate of approximately $705,000 of which $30,000 was paid in cash and the remaining was paid in stock. Our Named Executive Officers received the following:

●	Mr. Allen was issued 217,699 shares of Common Stock and no cash
●	Mr. Handerhan was issued 83,536 shares of Common Stock (with 18,378 shares withheld to pay tax withholding obligation) and $15,000 of cash
●	Mr. Prevoznik was issued 62,208 shares of Common Stock (with 13,686 shares withheld to pay tax withholding obligation)

Additionally, on January 3, 2023, Mr. Prevoznik was granted 25,000 RSUs, which vest annually over a five-year period, subject to continued employment on each applicable vesting date.

Termination Provisions

The terms of the Allen Employment Agreement and Handerhan Employment Agreement (collectively the “Employment Agreements”) provide each of Messrs. Allen and Handerhan (the “Executives”) certain, severance and change of control benefits if the Executive resigns from the Company for good reason or the Company terminates him other than for cause. In such circumstances, the Executive would be entitled to a lump sum payment equal to (i) the Executive’s then-current base salary, and (ii) payment on a pro-rated basis of any bonus or other payments earned in connection with any bonus plan to which the Executive was a participant. In addition, the severance benefit for the Executives the employment agreements include the Company continuing to pay for medical and life insurance coverage for up to one year following termination. If, within eighteen months following a change of control (as defined below), the Executive’s employment is terminated by the Company without cause or he resigns from the Company for good reason, the Executive will receive certain severance compensation. In such circumstances, the cash benefit to the Executive will be a lump sum payment equal to two times (i) his then-current base salary and (ii) his prior year cash bonus and incentive compensation. Upon the occurrence of a change of control, irrespective of whether his employment with the Company terminates, each Executive’s stock options and equity-based awards will immediately vest.

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A “change of control” for purposes of the Employment Agreements means any of the following: (i) the sale or partial sale of the Company to an un-affiliated person or entity or group of un-affiliated persons or entities pursuant to which such party or parties acquire shares of capital stock of the Company representing at least 25% of the fully diluted capital stock (including warrants, convertible notes, and preferred stock on an as converted basis) of the Company; (ii) the sale of the Company to an un-affiliated person or entity or group of such persons or entities pursuant to which such party or parties acquire all or substantially all of the Company’s assets determined on a consolidated basis, or (iii) Incumbent Directors (Mr. Allen and Mr. Handerhan) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board. Neither Executive resigned from the Company for good reason in connection with (iii) above being triggered in 2021. Additionally, no equity held by them vested as a result.

Additionally, we have entered into an indemnification agreement with each executive officer.

Employee Benefit Plans

The Company maintains defined contribution benefit plans under Section 401(k) of the Internal Revenue Code covering substantially all qualified employees of the Company (the “401(k) Plan”). Under the 401(k) Plan, the Company may make discretionary contributions of up to 100% of employee contributions. In fiscal 2023, the Company made contributions to the 401(k) Plan of approximately $95,000.

Pay-versus-Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs.

Year (a)	Summary Compensation Table Total for PEO (b)(1)	Compensation Actually Paid to PEO (c)(2)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (d)(3)	Average Compensation Actually Paid to non-PEO Named Executive Officers (e)(2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (f)(4)	Net Income (g)(5)

2023	804,323	1,401,857	428,245	576,401	88	7,818,728
2022	2,744,124	1,383,377	1,307,994	540,360	36	(15,892,738)
2021	9,951,264	7,505,825	2,222,565	1,648,539	165	(21,116,007)

(1)	Represents the amounts reported for Mr. Allen (the “PEO”) in the “Total” column of the “Summary Compensation Table” in each applicable year.
(2)	SEC rules require certain adjustments be made to the “Summary Compensation Table” totals to determine “compensation actually paid” as reported in the “Pay Versus Performance” table above. For purposes of the equity award adjustments shown below, no equity awards were cancelled as a result of a failure to meet vesting conditions. The valuation assumptions used to calculate fair values for purposes of the compensation actually paid calculation did not materially differ from those disclosed at the time of grant (as applicable). For purposes of the dividends paid on equity awards prior the vesting, the compensation actually paid amount includes the dividends declared during the period for unvested management awards and RSUs that will be payable upon meeting the service period requirement and vesting. The following table details the applicable adjustments to the amount in the “Total” column of the “Summary Compensation Table” in each applicable year that were made to determine “compensation actually paid” (all amounts are averages for the NEOs other than the PEO):

20

Year	Name	Summary Compensation Table Total ($)	Deduct “Stock Awards” and “Option Awards” reported in Summary Compensation Table ($)	Add Year- End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Add (Deduct) Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Add (Deduct) Year over Year Change in Fair Value of Equity Awards Granted in Prior Years which Vested in the Year ($)	Add Value of any Dividends or Other Earnings Paid in the Year ($)	Compensation Actually Paid ($)
2023	PEO	804,323	(354,849)	-	-	354,849	-	-	1,401,857
	Other NEOs	428,245	(126,656)	16,300	17,617	118,781	5,437	-	576,401
2022	PEO	2,744,124	(2,337,367)	160,072	-	650,126	-	166,422	1,383,377
	Other NEOs	1,307,994	(1,043,073)	76,835	(57,785)	233,194	(6,079)	29,273	540,360
2021	PEO	9,951,264	(9,405,447)	861,477	-	6,098,531	-	-	7,505,825
	Other NEOs	2,222,565	(2,058,938)	247,111	-	1,237,801	-	-	1,648,539

(3)	Represents the average of the amounts reported for the named executive officers (NEOs) as a group (excluding the PEO) in the “Total” column of the “Summary Compensation Table” in each applicable year. The names of each of the NEOs included for these purposes for 2022 and 2021 are Messrs. Handerhan and Prevoznik.
(4)	Represents the cumulative total shareholder return of a fixed investment of $100 made at the closing price of the Company’s Common Stock at December 31, 2020 for the measurement period beginning on such date and continuing through and including the end of the applicable fiscal year reflected in the table.
(5)	Represents the amount of net loss reflected in the Company’s audited financial statements for the applicable fiscal year reflected in the table.

Relationship Between Compensation Actually Paid and our Total Shareholder Return

Our stock price performance is not one of the elements used in determining Compensation Actually Paid to our Named Executive Officers. However, the amount of Compensation Actually Paid to our Named Executive Officers aligns with the Company’s Total Shareholder Return (TSR) due to the fact that a portion of the compensation paid to our Named Executive Officers is comprised of equity awards. In both 2021 and 2022, the amount of Compensation Actually Paid to our Named Executive Officers was less than the Summary Compensation Table total for the Named Executive Officers due to the declining stock price and TSR.

Relationship Between Compensation Actually Paid and our Net Income (Loss)

GAAP and net income (loss) is a measure of our overall profitability that we believe is a factor that can drive our stock price performance. However, Compensation Actually Paid is less sensitive to our annual GAAP income (loss) because management and our Board of Directors do not believe that our GAAP income (loss) is a meaningful number in allowing investors to evaluate underlying profitability, primarily due to GAAP rules surrounding 1) impairment losses on our crypto assets and 2) restricted stock units granted pursuant to our long-term incentive plan for which performance milestones have not been met.

21

Risk Assessment Regarding Compensation Policies and Practices as they Relate to Risk Management

Our compensation program for employees does not create incentives for excessive risk taking by our employees or involve risks that are reasonably likely to have a material adverse effect on us. Our compensation has the following risk-limiting characteristics:

●	Our base pay programs consisting of competitive salary rates provide a reliable level of income on a regular basis, which decreases incentive on the part of our executives to take unnecessary or imprudent risks; and
●	Equity awards may be recovered by us should a restatement of earnings occur upon which incentive compensation awards were based, or in the event of other wrongdoing by the recipient.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of our Common Stock beneficially owned as of April 29, 2024 by (i) those persons known by us to be owners of more than 5% of our Common Stock, (ii) each director, (iii) our Named Executive Officers, and (iv) all of our executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o BTCS Inc., 9466 Georgia Avenue, No. 124, Silver Spring, Maryland 20910.

Title of Class (1)	Beneficial Owner	Amount of Beneficial Ownership (1)	Percent Beneficially Owned (1)

Directors and Named Executive Officers:

Common Stock	Charles Allen (2)	5,014,220	27.4%
Common Stock	Michal Handerhan (3)	1,963,878	11.0%
Common Stock	Michael Prevoznik (4)	477,575	2.7%

Common Stock	Melanie Pump (5)	55,773	*
Common Stock	Charles Lee (6)	94,159	*
Common Stock	Ashley DeSimone (7)	-	0%

Common Stock	All directors and officers as a group (7 persons) (8)	8,017,340	44.3%

* Less than 1%.

(1)	Applicable percentages are based on 15,705,415 shares outstanding as of April 29, 2024, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock underlying options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, BTCS believes that each of the stockholders named in the table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them. The table includes only vested options, and warrants or options and warrants that have or will vest and become exercisable within 60 days.
(2)	Allen. Mr. Allen is a director and executive officer. Includes 750,000 vested stock options. Does not include 3,395,077 shares of Series V beneficially owned by Mr. Allen.
(3)	Handerhan. Mr. Handerhan is a director and executive officer. Includes 350,000 vested stock options. Does not include 1,254,276 shares of Series V.
(4)	Prevoznik. Mr. Prevoznik is an executive officer. Does not include 71,604 shares of Series V.
(5)	Pump. Ms. Pump is a director. Does not include 17,154 shares of Series V.
(6)	Lee. Mr. Lee is a director. Includes 7,000 vested stock options. Does not include 48,540 shares of Series V.
(7)	DeSimone. Ms. DeSimone is a director.
(8)	All directors and officers as a group. Includes securities held by executive officers who are not Named Executive Officers.

22

DIRECTOR COMPENSATION

In 2023, non-employee members of our Board were compensated for as follows:

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(1)(2)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)(j)

Melanie Pump	35,000	50,002	-	-	-	-	85,002

Charlie Lee	25,000	50,002	-	-	-	-	75,002

Carol Van Cleef (3)	30,000	50,002	-	-	-	-	80,002

(1)	Amounts reported represent the aggregate grant date fair value of awards granted without regard to forfeitures granted to the independent members of our Board during 2023, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the director.

(2)	The stock awards relate to: (i) 40,708 restricted stock units issued to Ms. Pump, (ii) 40,708 restricted stock units issued to Mr. Lee, (iii) 40,708 restricted stock units issued to Ms. Van Cleef.

(3)	Ms. Van Cleef resigned effective January 31, 2024.

Outstanding Awards at Fiscal Year End

Listed below is information with respect to unexercised options, stock (including restricted stock units) that has not vested, and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2023:

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Charles Allen	750,000	—	—	1.90	3/31/2026	—	—	694,444	1,131,944
Michal Handerhan	350,000	—	—	1.90	3/31/2026	—	—	444,444	724,444
Michael Prevoznik	—	—	—	—	—	37,617	61,316	222,224	362,225

(1)	RSUs awarded to Mr. Prevoznik shall vest as follows: (i) one fifth on December 1, 2022, and (ii) the remaining in four equal annual installments beginning on December 31, 2023, subject to continued employment on such applicable vesting date.
(2)	Unearned shares relate to restricted stock units related to the Company’s Long Incentive Plan.

In 2023, the Board approved an amendment to all outstanding Stock Option Agreements to allow for cashless exercise of Options in accordance with the Plan.

23

Equity Compensation Plan Information

The following table discloses, as of December 31, 2023, the number of outstanding options and other rights granted by the Company to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans. The table provides this information separately for equity compensation plans that have and have not been approved by shareholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities to be issued upon vesting of RSUs (c)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (c)) (d)
Equity compensation plans approved by security holders	1,200,000	2.04	1,606,373	5,974,982
Equity compensation plans not approved by security holders	-	-	-	-
Total	1,200,000	2.04	1,606,373	5,974,982

OTHER MATTERS

The Company has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

24

ANNEX A

AMENDMENT TO THE CERTIFICATE OF DESIGNATION

TO THE SERIES V PREFERRED STOCK

BTCS Inc. (the ‘‘Company’’), a corporation organized and existing under the Revised Statutes of the State of Nevada (the ‘‘Nevada Revised Statutes’’), hereby certifies as follows:

1. Pursuant to Section 78.1955 of the Nevada Revised Statutes, the amendment herein set forth has been duly approved by the Board of Directors and the holders of each of the majority of the outstanding shares of Series V Preferred Stock and Common Stock of the Company.

2. Section 12, is hereby added to the Certificate of Designation:

The Board of Directors of the Corporation is entitled, at its sole option, to convert, at any time, each outstanding share of Series V Preferred, without any action on the part of the holder thereof, into one share of Common Stock (as adjusted in accordance with Section 3) (the “Conversion”). The shares of Common Stock issued in connection with the Conversion initially shall be uncertificated.

After the Conversion, such shares of Series V Preferred shall no longer deemed to be outstanding, and all rights of the holders thereof as such shall cease and terminate in all respects.

3. This Certificate of Amendment to the Certificate of Designation was duly adopted and approved by both the Series V and Common Stock shareholders of the Company on the ____ day of _____, 2024 in accordance with Section 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Designation as of the ______ day of ________, 2024.

By:
Name:	Charles Allen
Title:	Chief Executive Officer

A-1

ANNEX B

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION

OF SERIES V PREFERRED STOCK

OF BTCS INC.

The undersigned, Charles Allen, the Chief Executive Officer of BTCS Inc. (the “Corporation”), a corporation organized and existing under Chapter 78 of the Nevada Revised Statues (the “NRS”), hereby does certify:

WHEREAS, that pursuant to the authority expressly conferred upon the Board of Directors (the “Board”) of the Corporation by the Corporation’s Articles of Incorporation, as amended, and Section 78.315 of the NRS, the Board on January 27, 2022, adopted the following resolution determining it desirable and in the best interests of the Corporation and its shareholders for the Corporation to create a series of Nineteen Million Eight Hundred Thousand (19,500,000) shares of preferred stock designated as Series V Preferred Stock, $0.001 par value, none of which have been issued.

WHEREAS, the Board, by unanimous written consent of all members of the Board on April 13, 2023, duly adopted and approved this amended and restated Certificate of Designation, which shall amend, replace and supersede the Certificate of Designation of the Corporation previously filed with the Secretary of State of Nevada on January 30, 2023.

NOW, THEREFORE, BE IT RESOLVED, that the designation, relative rights, limitations and preferences of the Series V Preferred Stock are as follows:

Section 1. Designation and Rank. The designation of such Series V Preferred Stock (“Series V Preferred” or “Series V”). The Series V shall rank senior to the Corporation’s common stock, par value $0.001 per share (the “Common Stock”), and to all other classes and series of equity securities of the Corporation which by their terms do not rank pari passu or senior to the Series V (“Junior Stock”). The Series V shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

Section 2. Number of Shares. The number of shares of Series V Preferred shall be 19,500,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock undesignated as to series) or decreased (but not below the number of shares of Series V Preferred then outstanding) by the Board. Shares of Series V Preferred that are redeemed, purchased or otherwise acquired by the Corporation shall be canceled and the Corporation shall take all such actions as are necessary to cause such shares to revert to status of authorized but unissued shares of preferred stock undesignated as to series.

Section 3. Certain Adjustments. If the Corporation splits or combines its Common Stock (a “Split”), then Series V shall also be Split on a corresponding basis. For example, if the Corporation combines its Common Stock on a 1 for 4 basis, then the Series V would be combined on a 1 for 4 basis. No fractional shares of Series V shall be issued upon a Split, fractional shares of Series V will be rounded to the next highest whole number. If upon a Split there are insufficient authorized and unissued or reserved shares of preferred stock (“Available Preferred”), then Series V holders shall be issued the Available Preferred on a pro-rata basis. The Board in its sole discretion may also seek shareholder approval to increase the Series V authorized in order to make the adjustment. Series V holders are not eligible for any makeup distributions of Series V in connection with a Split in the event there is either insufficient Available Preferred or the Board does not seek shareholder approval to increase the authorized preferred in order to make the adjustment.

B-1

Section 4. Liquidation Preference. In the event of a Liquidation Event, the Series V holders shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of any of shares of Junior Stock, an amount per share of Series V equal to one hundred and twenty percent of the amount per share such Series V holder would receive if such Series V holder converted each Series V into one share of Common Stock (as adjusted for stock splits or other similar corporate actions which affect the outstanding number of shares) immediately prior to the date of such payment. To the extent necessary, the Corporation shall cause such actions to be taken by each of its subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Series V Holders in accordance with this Section 4. “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its subsidiaries, taken as a whole.

Section 5. Dividends and Distributions. If at any time the Corporation declares a dividend and/or distribution to its Common Stock holders, the holders of Series V Preferred, unless otherwise approved by the Board, will not be entitled to it. The Series V however shall be entitled to dividends and/or distributions to the extent approved by the Board which the Common Stock holders would not be entitled up to a maximum of 20% per annum.

Section 6. Reorganization Event. In the event of any

(a)	consolidation or merger of the Corporation with or into another Person or any statutory exchange or binding share exchange; or
(b)	any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation and its subsidiaries;

in each case as a result of which the shares of Common Stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at the effective time of such Reorganization Event, each share of Series V outstanding immediately prior to such Reorganization Event shall, without the consent of the holders, be exchanged into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that holders of the Common Stock received in such Reorganization Event based on the number of Series V shares held which shall be treated as if such shares were additional outstanding shares of the Corporation’s Common Stock. “Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

Section 7. Voting Rights. Except as otherwise provided herein or as required by law, the holders of the shares of Series V Preferred shall have no voting rights.

Section 8. Other Rights. The shares of Series V Preferred shall not have any, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

Section 9. Fees. The Corporation shall pay all fees of the Corporation’s transfer agent that may be payable with respect to the transfer of the Series V Preferred to its transfer agent in connection with the listing of the Series V Preferred on a foreign exchange. The Corporation shall not be responsible for any other fees incurred by the holder including fees charged to the holder by its broker.

B-2

Section 10. Amendment. The Corporation may amend this Certificate of Designation without the consent of the holders, solely with respect to:

(a)	cure any ambiguity or mistake, or to correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent with any other provision contained in this Certificate of Designation; or

(b)	make any provision with respect to matters or questions relating to the Series V Preferred that is not inconsistent with the provisions of the Articles of Incorporation or this Certificate of Designation; or

(c)	waive any of the Corporation’s rights with respect to the Series V Preferred.

Provided further it no shares of Series V Preferred are outstanding the Corporation may amend any provision of this Certificate of Designation.

Section 11. Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in full force effect and will in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, BTCS Inc. has caused this Amended and Restated Certificate of Designation to be signed by a duly authorized officer this 14th day of April, 2023.

BTCS INC.

By:	/s/ Charles Allen
Name: Charles Allen
Title: Chief Executive Officer

B-3

This proxy is solicited on behalf of the Board of Directors

BTCS Inc.

9466 Georgia Avenue # 124, Silver Spring, MD 20910

VOTE BY INTERNET - www.BTCS.vote

Use the Internet to vote by proxy up until 7:00 P.M. (New York Time) on July 8, 2024. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 12 digit Control Number below and follow the instructions to vote your proxy.

VOTE BY MAIL

Mark, sign, and date this proxy card and promptly return it in the enclosed envelope to EQUITY STOCK TRANSFER, 237 W 37TH ST, Suite 602, New York, NY 10018, ATTN: Shareholder Services.

VOTE BY FAX or BY EMAIL

Mark, sign, and date this proxy card and promptly return it by fax: (347) 584-3644 ATTN: Shareholder Services or by email: proxy@equitystock.com ATTN: Shareholder Services.

CONTROL#

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report on Form 10-K are available online at www.BTCS.vote

The undersigned hereby appoints Charles Allen and Michal Handerhan, the true and lawful proxies of the undersigned, with full power of substitution, to vote all shares of the common stock of BTCS Inc. (the "Company"), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 10:00 a.m. (New York Time), on July 9, 2024, to be held virtually by calling 877-407-3088 (toll free) or +1-877-407-3088 (International), and any adjournment or postponement thereof.

This proxy is solicited by the Company's Board of Directors.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted as recommended by the Company's Board of Directors, or if no recommendation is given, in the proxy holder's discretion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 and 4.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

1. Election of Directors.
Five (5) Nominees:

Nominee	For	Withhold
1a. Charles Allen	☐	☐
1b. Michal Handerhan	☐	☐
1c. Charles Lee	☐	☐
1d. Melanie Pump	☐	☐
1e. Ashley DeSimone	☐	☐

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

This proxy is solicited on behalf of the Board of Directors

BTCS Inc.

9466 Georgia Avenue # 124, Silver Spring, MD 20910

VOTE BY INTERNET - www.BTCS.vote
Use the Internet to vote by proxy up until 7:00 P.M. (New York Time) on July 8, 2024. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 12 digit Control Number below and follow the instructions to vote your proxy.

VOTE BY MAIL
Mark, sign, and date this proxy card and promptly return it in the enclosed envelope to EQUITY STOCK TRANSFER, 237 W 37TH ST, Suite 602, New York, NY 10018, ATTN: Shareholder Services.

VOTE BY FAX or BY EMAIL
Mark, sign, and date this proxy card and promptly return it by fax: (347) 584-3644 ATTN: Shareholder Services or by email: proxy@equitystock.com ATTN: Shareholder Services.

CONTROL#

SERIES V PREF SHARES

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report on Form 10-K are available online at www.BTCS.vote

The undersigned hereby appoints Charles Allen and Michal Handerhan, the true and lawful proxies of the undersigned, with full power of substitution, to vote all shares of the common stock of BTCS Inc. (the "Company"), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 10:00 a.m. (New York Time), on July 9, 2024, to be held virtually by calling 877-407-3088 (toll free) or +1-877-407-3088 (International), and any adjournment or postponement thereof.

This proxy is solicited by the Company's Board of Directors.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted as recommended by the Company's Board of Directors, or if no recommendation is given, in the proxy holder's discretion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"THE PROPOSALS BELOW.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date